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                                                                EXHIBIT 99(A)(6)


            GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION
                         NUMBER ON SUBSTITUTE FORM W-9

Guidelines for Determining the Proper Identification Number to Give the Payer. Social Security numbers have nine digits separated by two hyphens: i.e., 000-00-0000. Employer identification numbers have nine digits separated by only one hyphen, i.e. 00-0000000. The table below will help determine the number to give the payer.

--------------------------------------   --------------------------------------

                            Give the
                            SOCIAL SECURITY
For this type of account    number of--
----------------------------------------------
1. An individual's account  The individual

2. Two or more individuals  The actual owner
   (joint account)          of the account or,
                            if combined funds,
                            any one of the
                            individuals (2)

3. Husband and wife (joint  The actual owner
   account)                 of the account or,
                            if joint funds,
                            either person (2)

4. Custodian account of a   The minor (3)
   minor (Uniform Gift to
   Minors Act)

5. Adult and minor (joint   The adult or, if
   account)                 the minor is the
                            only contributor,
                            the minor (1)

6. Account in the name of   The ward, minor,
   guardian or committee    or incompetent
   for a designated ward,   person (4)
   minor, or incompetent
   person

7.a. The usual revocable    The grantor-
     savings trust account  trustee (1)
     (grantor is also
     trustee)

 b. So-called trust         The actual owner
    account that is not a   (1)
    legal or valid trust
    under State law

8. Sole proprietorship ac-
   count                    The owner (5)

9. A valid trust, estate,  The legal entity
   or pension trust        (do not furnish
                           the identifying
                           number of the
                           personal
                           representative or
                           trustee unless the
                           legal entity
                           itself is not
                           designated in the
                           account title) (1)

10. Corporate account      The corporation

11. Religious,             The organization
    charitable, or
    educational
    organization account

12. Partnership account    The partnership
    held in the name of
    the business

13. Association, club, or The organization other tax-exempt organization

14. A broker or            The broker or
    registered nominee     nominee

15. Account with the       The public entity
    Department of
    Agriculture in the
    name of a public
    entity (such as a
    State or local
    government, school
    district, or prison)
    that receives
    agricultural program
    payments

---------------
(1) List first and circle the name of the legal trust, estate, or pension trust.
(2) List first and circle the name of the person whose number you furnish.
(3) Circle the minor's name and furnish the minor's social security number.
(4) Circle the ward, minor's or incompetent person's name and furnish such person's social security number.
(5) Show the name of the owner.

Note: If no name is circled when there is more than one name, the number will be considered to be that of the first name listed.
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            GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION
                         NUMBER ON SUBSTITUTE FORM W-9

                                    Page 2
Obtaining a Number

If you do not have a taxpayer identification number or you do not know your number, obtain Form SS-5, Application for a Social Security Card, or Form SS-4, Application for Employer Identification Number, at the local office of the Social Security Administration or the Internal Revenue Service (the "IRS") and apply for a number.

Except as described below, backup withholding is not required if the payee is:
 1. An organization exempt from tax under section 501(a), any IRA, or a custodial account under section 404(b)(7) if the account satisfies the requirements of section 401(f)(2).
 2. The United States or any of its agencies or instrumentalities.
 3. A state, the District of Columbia, a possession of the United States, or any of their political subdivisions or instrumentalities.
 4. A foreign government or any of its political subdivisions, agencies or instrumentalities.
 5. An international organization or any of its agencies or instrumentalities.

Other payees that may be exempt from backup withholding include:

 6. A corporation.
 7. A foreign central bank of issue.
 8. A dealer in securities or commodities required to register in the United States, the District of Columbia, or a possession of the United States.
 9. A futures commission merchant registered with the Commodity Futures Trading Commission.
 10. A real estate investment trust.
 11. An entity registered at all times during the tax year under the Investment Company Act of 1940.
 12. A common trust fund operated by a bank under section 584(a).
 13. A financial institution.
 14. A middleman known in the investment community as a nominee or who is listed in the most recent publication of the American Society of Corporate Secretaries, Inc., Nominee List.
 15. A trust exempt from tax under section 664 or described in section 4947.

Interest and dividend payments. All listed payees are exempt except the payee in item 9.

Broker transactions. All payees listed in items 1 through 13 are exempt. A person registered under the Investment Advisors Act of 1940 who regularly acts as a broker is also exempt.

Exempt payees described above should file Form W-9 to avoid possible erroneous backup withholding. FILE THIS FORM WITH THE PAYER, FURNISH YOUR TAXPAYER IDENTIFICATION NUMBER, CHECK "EXEMPT" IN PART II OF THE FORM, SIGN AND DATE THE FORM AND RETURN IT TO THE PAYER.

Payments of dividends and patronage dividends not generally subject to backup withholding include:

 . Payments to nonresident aliens subject to withholding under section 1441. . Payments to partnerships not engaged in a trade or business in the United
   States and that have at least one nonresident alien partner.
 . Payments of patronage dividends not paid in money.
 . Payments made by certain foreign organizations.
 . Section 404(k) distributions made by an ESOP.

Payments of interest not generally subject to backup withholding include:

 . Payments of interest on obligations issued by individuals. However if you pay $600 or more of interest in the course of your trade or business to a payee, you must report the payment. Backup withholding applies to the reportable payment if the payee has not provided a TIN or has provided an incorrect TIN.
 . Payments of tax-exempt interest (including exempt-interest dividends under section 852).
 . Payments described in section 6049(b)(5) to nonresident aliens.
 . Payments on tax-free covenant bonds under section 1451.
 . Payments made by certain foreign organizations.
 . Mortgage interest paid to you.

Certain payments other than interest, dividends and patronage dividends, that are not subject to information reporting are also not subject to backup withholding. For details, see the regulations under sections 6041, 6041A, 6042, 6044, 6045, 6049, 6050A and 6050N.

Privacy Act Notice.--Section 6109 of the Internal Revenue Code requires you to give your correct TIN to persons who must file information returns with the IRS to report interest, dividends, and certain other income paid to you, mortgage interest you paid, the acquisition or abandonment of secured property, cancellation of debt, or contributions you made to an IRA. The IRS uses the numbers for identification purposes to help verify the accuracy of your tax return. The IRS may also provide this information to the Department of Justice for civil and criminal litigation and to cities, states, and the District of Columbia to carry out their tax laws.

You must provide your TIN whether or not you are required to file a tax return. Payers must generally withhold 31% of taxable interest, dividend, and certain other payments to a payee who does not give a Tin to a payer. Certain penalties may also apply.

Penalties
Failure to Furnish TIN.--If you fail to furnish your correct TIN to a requester, you are subject to a penalty of $50 for each such failure unless your failure is due to reasonable cause and not to willful neglect.
Civil Penalty for False Information With Respect to Withholding.--If you make a false statement with no reasonable basis that results in no backup withholding, you are subject to a $500 penalty.
Criminal Penalty for Falsifying Information.--Willfully falsifying certifications or affirmations may subject you to criminal penalties including fines and/or imprisonment.
FOR ADDITIONAL INFORMATION, CONTACT YOUR TAX CONSULTANT OR THE INTERNAL REVENUE SERVICE.